EXHIBIT 10.1
                                                                    ------------

                                SENIOR EXECUTIVE

                         TERMINATION BENEFITS AGREEMENT


         AGREEMENT, dated as of ____________ __, 200_, by and between Darling International Inc. (the "Company"), a Delaware corporation, and ____________ (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Executive has made and, if he continues to be employed by the Company, will continue to make valuable contributions to the productivity and profitability of the Company; and

         WHEREAS, the Company considers that providing severance benefits will operate as an incentive for the Executive to remain employed by the Company;

         NOW, THEREFORE, to induce the Executive to remain employed by the Company; and to acknowledge the "At Will" status of the Executive's employment by the Company, and for other good and valuable consideration, the Company and the Executive agree as follows:

1.       CIRCUMSTANCES TRIGGERING RECEIPT OF SEVERANCE BENEFITS.
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         The Company shall provide the Executive with the benefits set forth in
         Section 3 upon any termination of the Executive's employment for any reason except the following:

                  (a) Termination by reason of the Executive's "voluntary termination." For the purposes of this Agreement, "voluntary termination" shall mean the voluntary resignation by the Executive of his employment with the Company.

                  (b) "Termination with Cause." For the purposes hereof, "Cause" shall mean termination of employment of the Executive by the Company following (1) failure of the Executive to render services to the Company in accordance with the reasonable directions of the Company's Chief Executive Officer or Board of Directors, which failure shall continue after written notice from the Company, (2) the commission by the Executive of an act of fraud or dishonesty or of an act which he knew to be in material violation of his duties to the Company (including the unauthorized disclosure of confidential information) or (3) following a felony conviction of the Executive; or

                  (c)      Termination upon the Executive's normal retirement.

         For the purpose of this agreement, the placement of the Executive on permanent or long-term disability status as defined by the Company's long-term disability policy covering the Executive and the death of the Executive shall not be deemed a termination and shall not qualify the Executive for the benefits set forth in this agreement.


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2.       NO ENTITLEMENT OF EMPLOYMENT AND ACKNOWLEDGMENT OF "AT WILL" STATUS.
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         This Agreement shall not be construed as and does not constitute a promise or guaranty of continued employment. In consideration of this Agreement, the Executive acknowledges and agrees that his employment with the Company is "At Will". The Executive understands that his employment with the Company is not for a specified term and is at the mutual consent of the Executive and the Company and, therefore, the Company can terminate the employment relationship at will, with or without Cause.

3.       TERMINATION BENEFITS.
         ---------------------

         Subject to the conditions set forth in Section 1, and subject to the mitigation provisions contained in Section 6, the following benefits (subject to any changes in benefit programs that may occur in the future and any applicable payroll or other taxes required to be withheld) shall be provided to the Executive:

                  (a) Compensation. Commencing on the termination date, the Executive shall be paid periodically, according to his unit's wage practices, the amount of his periodic salary until he has been paid one (1) times his annual base salary ("Termination Pay Amount") at the rate in effect on date of the termination of his employment with the Company (the "Termination Date").

                  (b) Vacation Pay. Any accrued vacation pay due but not yet taken at the Termination Date shall be paid to the Executive on the Termination Date.

                  (c) Welfare Benefits, etc. The Executive's participation (including dependent coverage) in any life, disability, health and dental plans, and any other similar fringe benefits of the Company (except business accident insurance and continued contributions to qualified retirement plans) in effect immediately prior to the Termination Date shall be continued, or equivalent benefits provided by the Company, for a period of one year from the Termination Date to the extent allowed under the policies or agreements pursuant to which the Company obtains and provides such benefits.

         The Executive shall not be entitled to any bonus under the Company's Executive bonus plan for the year in which his termination occurs. The Agreement shall not affect the Executive's entitlement to benefits under the Company's retirement plan accrued as of his termination.




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4.       OTHER BENEFITS
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         Subject to the conditions set forth in Section 1, the following additional benefits shall be provided to the Executive.

         Executive Outplacement Counseling. The Company shall engage an outplacement counseling service of national reputation, at its own expense provided that such expense shall not exceed Ten Thousand Dollars ($10,000), to assist the Executive in obtaining employment, until the earliest of (i) two years from the Termination Date, (ii) such date as the Executive has obtained employment, or (iii) until such time the Company's expenses equal $10,000.

5.       ENTIRETY.
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         This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless referring specifically to this Agreement and executed in writing by the parties hereto.

6.       MITIGATION.
         -----------

         The Executive is required to mitigate the Termination Pay Amount by seeking other comparable employment as promptly as practicable after the Termination Date and amounts due hereunder shall be offset against or reduced by any amount earned from such other employment. The benefits provided for in Section 3(c) shall terminate upon the Executive's obtaining such other employment. The Executive hereby agrees to notify the Company promptly upon obtaining employment.

7.       CONTINUING OBLIGATIONS.
         -----------------------

         In order to induce the Company to enter into this Agreement, the Executive hereby agrees that all documents, records, techniques, business secrets and other information which have come into his possession from time to time during his employment by the Company or which may come into his possession during his employment hereunder, shall be deemed to be confidential and proprietary to the Company and the Executive further agrees to retain in confidence any confidential information known to him concerning the Company and its subsidiaries and their respective businesses so long as such information is not publicly disclosed. The obligations of the Executive under this Section 7 shall be in addition to, and shall not limit, any other obligation of the Executive to the Company with respect to the matters set forth herein or otherwise.



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8.       SUCCESSORS.
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         The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession has taken place.

9.       GOVERNING LAW.
         --------------

         The validity, interpretation, construction and performance of this Agreement shall be governed by the internal laws of the State of Texas.

10.      TERMINATION.
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         This Agreement shall terminate on December 31, 200_.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.


                             DARLING INTERNATIONAL INC.



                             By: ___________________________
                                  Randall C. Stuewe
                                  Chief Executive Officer


                             EXECUTIVE



                             By: ___________________________
                             Printed Name:__________________






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